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                                                                   Exhibit 99(b)

                        CITY BANK & TRUST OF SHREVEPORT


PROXY

         The undersigned hereby appoints Ron C. Boudreaux and R. A. Mackey or either of them acting in the absence of the other, as attorneys and proxies of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of City Bank & Trust of Shreveport ("CBT") to be held on __________, 1997 at _____ _.m. local time at 6025 Line Avenue, Shreveport, Louisiana 71106 and at any adjournment or adjournments thereof and to vote all shares of stock of CBT held of record by the undersigned on the following matters:

         1. Approval of the Agreement and Plan of Reorganization which provides for the merger of City Bank & Trust Company of Shreveport into a newly created wholly-owned subsidiary of First United Bancshares, Inc.


                 FOR _____             AGAINST _____           ABSTAIN _____


         2. In their discretion on such other matters as may properly come before the meeting.



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   (Continued and to be signed on other side)




THIS PROXY WILL BE VOTED AS DIRECTED BUT, WHERE NO DIRECTION IS GIVEN, IT WILL BE VOTED "FOR" APPROVAL OF THE AGREEMENT AND ELECTION. A COPY OF THE PROXY STATEMENT HAS BEEN RECEIVED BY THE UNDERSIGNED.


DATED:___________________________ _________________________________
                                  Signature


                                  _________________________________
                                  Signature

Please sign exactly as name(s) appear(s) hereon and return promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please give your title as such.

___ PLEASE CHECK IF YOU PLAN TO ATTEND THIS MEETING.